AMENDMENT #7

to the

COMMERCIAL SUPPLY AGREEMENT
(originally effective May 23, 2007)

by and between

LG DISPLAY CO., LTD. (“LGD”) - formerly named LG.PHILIPS LCD CO., LTD.

and

UNIVERSAL DISPLAY CORPORATION (“UDC”)

This Amendment #7 shall amend and modify certain provision of the above-referenced Commercial Supply Agreement, as previously amended effective as of June 30, 2008, June 30, 2009, December 31, 2009, June 30, 2010, December 31, 2010 and June 30, 2011 (the “Agreement”).  This Amendment #7 shall be effective as of December 31, 2011.

1.           Article 9.1 of the Agreement is hereby amended to extend the term of the Agreement for six (6) additional months, through June 30, 2012.

2.           Except as set forth in this Amendment #7, all other terms and conditions of the Agreement shall remain in full force and effect.  In the event of any conflict between the Agreement and in this Amendment #7, then this Amendment #7 will govern.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Amendment #7 to be executed by their duly authorized representatives:

LG DISPLAY CO., LTD.		UNIVERSAL DISPLAY CORPORATION

By:	/s/ Soo Jin Oh	By:	/s/ Steven V. Abramson

Name:	Soo Jin Oh	Name:	Steven Abramson

Title:	Head of Purchasing Division	Title:	President

Date:	Feb 29, 2012	Date:	March 6, 2012